Form 8-k is being submitted pursuant to Rule 901(d) of Regulation S-T


                   SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D. C.  20549

                                FORM 8-K

                             CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15(d) OF THE

                     SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):
                            January 25, 1996


                      First Financial Holdings, Inc.
           (Exact name of registrant as specified in charter)



Delaware                        0-17122                  57-0866076
State or other jurisdiction   Commission            I.R.S. Employer
of incorporation              File Number              I. D. number


        34 Broad Street, Charleston, South Carolina  29401
             (Address of principal executive offices)


                          (803) 529-5800
        Registrant's telephone number (including area code)

Item 5.  Other Events

  On January 25, 1996, First Financial Holdings, Inc. announced that A. L. Hutchinson, Jr. will retire as President and Chief
Executive Officer of First Financial Holdings, Inc. effective
June 30, 1996.

  A. Thomas Hood was named President and Chief Executive Officer of First Financial Holdings effective July 1, 1996. He will continue to serve as President and Chief Executive Officer of First Federal Savings and Loan Association of Charleston.

  Susan E. Baham was named Senior Vice President and Chief
Financial Officer and Treasurer of First Financial Holdings effective July 1, 1996.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit (1).  Press release dated January 25, 1996


                               SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                FIRST FINANCIAL HOLDINGS, INC.


                                /s/ A. L. Hutchinson, Jr.

                                A. L. Hutchinson, Jr.
                                President and Chief Executive
                                Officer

Date:  January 30, 1996



Exhibit 1

Press release dated January 25, 1996


                                Contact:  Phyllis B. Ainsworth
                                          Corporate Secretary
                                          (803) 529-5931


                 FIRST FINANCIAL HOLDINGS, INC. ANNOUNCES
              EXECUTIVE CHANGES AND RESULTS OF ANNUAL MEETING

Charleston, South Carolina (January 25, 1996) -- At the annual meeting of shareholders of First Financial Holdings, Inc. held on January 24, 1996, A. L. Hutchinson, Jr. announced his retirement as President and Chief Executive Officer of First Financial Holdings effective June 30, 1996. At its subsequent meeting, the Board of Directors named A. Thomas Hood President and Chief Executive Officer of First Financial Holdings, Inc. effective July 1, 1996. He will continue in his position as President and Chief Executive Officer of First Federal of Charleston. The Board of Directors also named Susan E. Baham Senior Vice President and Chief Financial Officer and Treasurer of First Financial Holdings, Inc. effective July 1, 1996.

  Also at the annual meeting, James C. Murray, D. Kent Sharples and D. Van Smith were re-elected to the Board of Directors for three year terms to expire in January 1999. Mr. Smith is Chairman of the Board of First Financial and First Federal.

  Effective with the meeting, Herman B. Speissegger, Jr. retired as a Director of the Board after 18 years of service to the Company and First Federal of Charleston. He was recently named Director Emeritus of the Board of Directors. A. L. Hutchinson, Jr., President and Chief Executive Officer, stated, "We appreciate the many contributions Mr. Speissegger has made to our Company, our industry and the communities we serve. We look forward to his continued association as Director Emeritus and as a Director of our subsidiary, Peoples Federal Savings and Loan Association."

  Hutchinson, a Citadel graduate, joined First Federal in 1961, was named Senior Vice President, Lending in 1973, Executive Vice President, Production in 1979, and was elected to the Board of Directors in 1985. He became President and Chief Executive Officer of First Financial Holdings and First Federal of Charleston in 1988. On February 1, 1995, he was elected Vice Chairman of First Financial and First Federal and also serves on the Board of Peoples Federal. He is past Chairman of the Trident Technical College Foundation Board and serves as Vice President and member of the Board of the Coastal Carolina Council of the Boy Scouts of America and a member of the Board of Directors of the Star Gospel Mission.

  Hood began his career with First Federal in 1975. He was named Senior Vice President of Financial Services in 1983 and was promoted to Executive Vice President, Services Division, Treasurer and Chief Financial Officer in 1984. He was elected to the Board of Directors in 1987 and also serves on the Board of Peoples Federal. A graduate of the Citadel and licensed Certified Public Accountant, he has served as Chairman of the Financial Institutions Accounting Committee and President of the SUMIT/Systematic Users Group and Coastal Chapter of CPAs. He presently serves on the Board of Directors of the Business Development Corporation of South Carolina and the Board of Trustees of the Charleston Museum and is a member and past Chairman of the Advisory Board of the Salvation Army.

  Baham graduated Summa Cum Laude from Mississippi University for Women. She joined First Federal in 1971 and was promoted to Vice President of Accounting in 1978. She became Vice President of Finance in 1984 and Vice President of First Financial Holdings, Inc. in 1988. She is past president of the South Carolina Chapter of the Financial Managers Society and has served as a National Director for the Financial Managers Society.

  Commenting on the executive changes, D. Van Smith, Chairman of the Board, said, "The Company is very fortunate to have had the dedicated and knowledgeable service of Mr. Hutchinson for 35 years. We look forward to his continuing as a Director of the Company, First Federal and Peoples Federal. Mr. Hood's proven leadership greatly enhances the future prospects of the Company and the Association. We are also most appreciative of Mrs. Baham's exceptional contributions to our Company and believe that these changes represent a continued commitment to the performance that our stockholders and customers have come to expect."

  The common stock of First Financial Holdings, Inc. is traded on the NASDAQ Stock Market under the symbol FFCH.

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